UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) July 30, 2002 (July 30, 2002)
                                                  -----------------------------

                                GenTek Inc.
             --------------------------------------------------
             (Exact Name of Registrant as Specified in Charter)

    Delaware                          001-14789                  02-0505547
-----------------              -----------------------           ----------
 (State or other              (Commission File Number)         (IRS Employer
 jurisdiction of                                             Identification No.)
 incorporation)


                      Liberty Lane, Hampton, New Hampshire             03842
                    ---------------------------------------          ----------
                    (Address of Principal Executive Offices)         (Zip Code)

Registrant's telephone number, including area code   (603) 929-2606
                                                     --------------

                               Not Applicable
         ---------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)


ITEM 5.  OTHER EVENTS.

                  On July 30, 2002, GenTek Inc. (the "Registrant") announced in a press release that it received a payment blockage notice from the Registrant's senior lenders which prevents the Registrant from making scheduled interest payments on its 11% Senior Subordinated Notes. The next scheduled interest payment date is August 1, 2002.

                  The Registrant hereby incorporates by reference the information set forth in the press release, a copy of which is attached hereto as Exhibit 99.1.



ITEM 7.  FINANCIAL STATEMENTS EXHIBITS.

                  (c)      Exhibits


         Exhibit Reference Number           Exhibit Description
         ------------------------           -------------------

                  99.1                      Press release of GenTek Inc. dated
                                            July 30, 2002.*
         ------------------------
          * Filed herewith



                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         GENTEK INC.
                                         ---------------------------------------
                                         (Registrant)


Date:  July 30, 2002                     By:   /s/ Matthew Friel
                                              ----------------------------------
                                              Name:  Matthew Friel
                                              Title: Vice President and Chief
                                                     Financial Officer



                                                        Exhibit 99.1
                                                        ------------


[GENTEK INC. LOGO]


NEWS RELEASE

Media Contact:             Richard Wool, 212-573-6100
                           Richard_Wool@Sitrick.com

Investor Contact:          Scott Scharer, 603-929-2502
                           Scott.Scharer@LatonaAssociates.com

 GenTek Blocked From Paying August 1, 2002 Interest Payment on its 11% Senior
                             Subordinated Notes


HAMPTON, N.H., July 30, 2002 -- GenTek Inc. (OTCBB: GNKI) today announced that it has received a payment blockage notice from its senior lenders pursuant to its senior credit facility preventing the Company from making its scheduled August 1, 2002 interest payment on its 11% Senior Subordinated Notes due 2009. The Company's senior credit facility permits the Company's senior lenders to issue one payment blockage notice in any 12-month period while the Company is in default of its senior credit facility.

Under the terms of the indenture governing the 11% Senior Subordinated Notes, an event of default will be deemed to occur if the Company does not make the scheduled August 1, 2002 interest payment on or before August 31, 2002. If the Company is not permitted to make the interest payment on or before August 31, 2002, acceleration of the principal amount and all accrued interest on all outstanding 11% Senior Subordinated Notes may result.

Although the Company has been engaged in discussions with its senior lenders as to the terms of an amendment to the Company's senior credit facility, no agreement has been reached as to such terms and the Company is currently considering various restructuring alternatives. The Company noted that it has approximately $140 million of cash on hand which should permit it to maintain existing payment terms with vendors while it explores its restructuring alternatives.

No assurances can be given that the Company will be able to consummate any amendment to the credit facility, any restructuring, recapitalization or reorganization or that it will be able to meet scheduled interest payments on the 11% Senior Subordinated Notes.

About GenTek Inc.

GenTek Inc. is a technology-driven manufacturer of telecommunications and other industrial products. Additional information about the company is available on GenTek's Web site at www.gentek-global.com.

This announcement includes forward-looking statements. GenTek has based these forward-looking statements on its current expectations and projections about future events. Although GenTek believes that its assumptions made in connection with the forward-looking statements are reasonable, no assurances can be given that its assumptions and expectations will prove to have been correct. These forward-looking statements are subject to various risks, uncertainties and assumptions. GenTek undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this announcement might not occur.



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